UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2008

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information described under Item 2.03 below is incorporated into this Item by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 30, 2008, Atlas Air, Inc. ("Atlas Air"), a wholly owned subsidiary of Atlas Air Worldwide Holdings, Inc. ("AAWW"), entered into a financing arrangement with Norddeutsche Landesbank Girozentrale, as lender (the "Lender"), and Bank of Utah, as security trustee (the "PDP Facility"). The PDP Facility is intended to fund a portion of Atlas Air’s obligations to make pre-delivery deposit payments ("PDPs") in respect of five of the Boeing model 747-8F aircraft ("747-8F Aircraft") currently on firm order and having delivery positions in 2010 (the "PDP Aircraft"). Atlas Air is required to make the PDPs pursuant to its agreement with The Boeing Company ("Boeing") in respect of 747-8F Aircraft (the "Aircraft Purchase Agreement"). Atlas Air’s obligations under the PDP Facility are guaranteed by AAWW.

The PDP Facility entitles Atlas Air to make drawings thereunder in an aggregate amount of up to approximately $270 million and is secured by certain of Atlas Air’s rights in and to the Aircraft Purchase Agreement, but only to the extent related to the PDP Aircraft. The PDP Facility is comprised of five separate tranches, each of which is intended to fund a portion of Atlas Air’s PDP obligations to Boeing in respect of the PDP Aircraft on the due dates thereof. In connection with entering into the PDP Facility, Atlas Air agreed to pay customary commitment and other fees. Drawings made under the PDP Facility will accrue interest, payable monthly, at one-month LIBOR plus a fixed rate per annum. The PDP Facility contains customary covenants and events of default. Upon the occurrence and during the continuance of event of default, the outstanding obligations under the PDP Facility may be accelerated and become due and payable immediately.

The Lender has agreed to finance a larger portion of the PDPs for two of the PDP Aircraft and to provide such financing on more favorable terms. Such more favorable terms are contingent on Atlas Air entering into a sale-leaseback transaction related to such PDP Aircraft for which the Lender is mandated to provide the long-term debt financing. If Atlas Air does not enter into such transaction within one year after the date of the PDP Facility or if the Lender is not mandated to provide debt financing for the transaction (subject to certain exceptions), the financing terms applicable to those two PDP Aircraft will revert to the financing terms applicable to the other three PDP Aircraft. In such event, Atlas Air will be required to prepay a portion of each tranche related to the two PDP Aircraft.

Each tranche under the PDP Facility will mature on the earlier to occur of (a) the delivery date of the related PDP Aircraft and (b) up to nine months after the last day of the scheduled delivery month for such PDP Aircraft. At maturity of each tranche, Atlas Air is required to pay principal in an amount equal to the drawings made in respect of the PDPs for the related PDP Aircraft, together with any accrued and unpaid interest thereon.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

February 5, 2008	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Senior Vice President, General Counsel and Secretary